                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS


            We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-95007, Form S-8 No. 333-40466, Form S-8 No. 333-69722, Form S-8 No. 333-76636, Form S-8 No. 333-91276, Form S-8 No.
333-106436, and Form S-8 No. 333-106946) pertaining to the 1996 Equity Incentive Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors' Stock Option Plan, the 2001 Non-Statutory Stock Option Plan and the Acquisition Equity Incentive Plan of Caliper Life Sciences, Inc. and in the Registration Statement (Post-Effective Amendment No. 1 to Form S-1 on Form S-3 No. 333-45942) of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Caliper Life Sciences, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


/s/  Ernst & Young LLP

Boston, Massachusetts
March 11, 2004